United States Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

             Current Report Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                         Date of Report: August 31, 2004
                        (Date of earliest event reported)

                              Spherix Incorporated
             (Exact name of registrant as specified in its charter)

          Delaware                        0-5576                52-0849320

(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)

12051 Indian Creek Court, Beltsville, Maryland                    20705
   (Address of Principal Executive Offices)                     (Zip Code)

       Registrant's Telephone Number, including area code: (301) 419-3900

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.

Item 1.01. Entry into a Material Definitive Agreement.

      On August 31, 2004, Thomas W. Gantt resigned as CEO and President of the Registrant and as a member of the Board of Directors of the Registrant.

      On August 31, 2004, Mr. Gantt and the Registrant executed a Termination Agreement & Mutual Releases (the "Termination Agreement"). The Termination Agreement provides that Mr. Gantt shall be placed on an inactive status through February 28, 2005. During this period: (i) Mr. Gantt will assist with special projects which may be agreed upon by the Registrant and Mr. Gantt; (ii) he will be entitled to his full salary and benefits; and (iii) vested stock options shall remain exercisable. Mr. Gantt releases and discharges the Registrant from all claims arising from his employment by the Registrant and the Registrant releases and discharges Mr. Gantt from all claims based upon the facts presently known to the Chairman of the Board of the Registrant. Mr. Gantt further agrees not to compete with certain aspects of the Registrant's information services business through December 31, 2006. A copy of the Termination Agreement is attached hereto as Exhibit 10.1.

Section 5 - Corporate Governance and Management.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On August 31, 2004, Thomas W. Gantt resigned as CEO and President of the Registrant and as a member of the Board of Directors of the Registrant. Mr. Gantt's resignation was precipitated by a disagreement with the other members of the Board of Directors concerning the Registrant's pursuit of biotechnology business and opportunities. Copies of Mr. Gantt's resignation letter and the press release issued by the Registrant describing the resignation (which press release was reviewed and approved by Mr. Gantt) are attached hereto as Exhibits
99.1 and 99.2.)

      Richard C. Levin, age 51, has been named Acting CEO and President of the Registrant. Mr. Levin joined the company in 1991 as Business Manager. Mr. Levin has progressed through various executive positions within the Registrant. He has most recently served as Executive Vice President and Chief Financial Officer. Prior to joining the Registrant, Mr. Levin was the General Manager of the Catalyst Research Division of the Mine Safety Appliances Company. Mr. Levin hold a B.S. in business administration from the University of Baltimore and is a CPA in the State of Maryland. Mr. Levin is the nephew of Dr. Gilbert V. Levin and M. Karen Levin, Directors and Officers of the Registrant and owners of approximately 20% of the issued and outstanding stock of the Registrant. Mr. Levin is not now, nor has he been in the past five (5) years, a director of a public, for private company.

Section 9 - Financial Statements and Exhibits.

      Exhibit 10.1-Termination Agreement & Mutual Releases dated August 31, 2004

      Exhibit 99.1 - Letter from Thomas W. Gantt dated August 31, 2004

      Exhibit 99.2. - Press Release dated September 1, 2004

                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated


By: Richard C. Levin
    ----------------
Name: Richard C. Levin
Title: Acting CEO and President and CFO

Date: September 1, 2004


                                       3